UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Knology, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Institutional Shareholder Services Inc. (ISS) and Glass Lewis & Co. Recommend Knology Stockholders Vote “FOR” Approval of the Merger Agreement with WideOpenWest Finance, LLC

WEST POINT, GEORGIA—June 13, 2012—Knology, Inc. (NASDAQ: KNOL) is pleased to report that Institutional Shareholder Services Inc. (ISS) and Glass Lewis & Co., two leading independent proxy advisory firms, both support the merger agreement providing for the acquisition of Knology by WideOpenWest Finance, LLC (WOW) and recommend that Knology stockholders vote “FOR” the adoption of the merger agreement.

As previously announced, on April 18, 2012, Knology entered into an Agreement and Plan of Merger (the “merger agreement”) with WOW and Kingston Merger Sub, Inc., a wholly-owned subsidiary of WOW, pursuant to which, among other things, Merger Sub will be merged with and into Knology, with Knology surviving as a wholly-owned subsidiary of WOW (the “merger”). Under the terms of the merger agreement, WOW will acquire all of the outstanding shares of Knology for $19.75 per share in cash.

Knology has scheduled a special meeting of stockholders on June 26, 2012 to consider and vote upon, among other things, a proposal to adopt the merger agreement and approve the merger. Knology’s board of directors unanimously recommends that Knology’s stockholders vote for the proposal to adopt the merger agreement at the special meeting of stockholders.

About Knology, Inc.

Knology, Inc., headquartered in West Point, Georgia, is a leading provider of interactive communications and entertainment services in the Southeast, upper Midwest and Kansas regions. Knology serves both residential and business customers with one of the most technologically advanced broadband networks in the country. Innovative offerings include over 200 channels of digital cable TV, local and long distance digital telephone service with the latest enhanced voice messaging features, and high-speed Internet access, which enables consumers to quickly download video, audio and graphic files using a cable modem. Knology’s fiber-based business products include iPlex, which delivers Ethernet connections to an IP-PBX using Session Initiated Protocol (SIP) technology, Passive Optical Network (PON), which supplies IP architecture with segmented voice and data bandwidth, and Managed Integrated Network Solutions (MATRIX), an integrated IP-based technology which converges data and voice. For more information, please visit www.knology.com.

Additional Information

Knology has filed with the U.S. Securities and Exchange Commission (the “SEC”) and has mailed or otherwise provided to its stockholders a definitive proxy statement regarding the proposed acquisition by WOW. Knology also will be filing other documents with the SEC. Investors and security holders are urged to read the proxy statement and other documents relating to such acquisition, because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents that Knology files with the SEC (when available) from the SEC’s website at www.sec.gov and Knology’s website at www.knology.com. In addition, the definitive proxy statement and other documents filed by Knology with the SEC (when available) may be obtained from Knology free of charge by directing a request to Knology, Inc., 1241 O. G. Skinner Drive, West Point, Georgia 31833, Attn: Investor Relations, telephone: (706) 645-8553.